Exhibit 99.1

EARNINGS RELEASE

CONTACT

Michael J. Fowler

Chief Financial Officer

(615) 732-7404

CapStar Reports Second Quarter 2023 Results

NASHVILLE, TN, July 20, 2023 (GLOBE NEWSWIRE) - CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ:CSTR) today reported net income of $7.8 million or $0.37 per diluted share, for the quarter ended June 30, 2023, compared with net income of $6.4 million or $0.30 per diluted share, for the quarter ended March 31, 2023, and net income of $10.0 million or $0.45 per diluted share, for the quarter ended June 30, 2022. Annualized return on average assets and return on average equity for the quarter ended June 30, 2023 was 0.98% and 8.95%, respectively.

Revenue

Total revenue, defined as net interest income plus noninterest income, was $28.8 million in the second quarter of 2023 compared to the first quarter of 2023 revenue of $29.5 million. Second quarter net interest income decreased $0.6 million from the prior quarter to $22.6 million while noninterest income declined $0.1 million to $6.2 million.

Second quarter 2023 average earning assets increased $48.8 million to $2.97 billion compared to the first quarter 2023. The growth in average earning assets was attributed to a $43.1 million, or 7% linked-quarter annualized, increase in loans held for investment while the related yield increased 30 basis points from the prior quarter to 5.79%.

Over the past year, the Company has been proactive and disciplined in curtailing lending on commercial real estate investment properties and to non-depositors focusing all efforts on liquidity management. While second quarter 2023 end of period loan held for investment balances declined versus the first quarter of 2023, the Company maintains strong lending capabilities in robust markets and is pleased with $76.5 million of growth in customer deposit balances that have occurred from May 31, through July 19, 2023 and improvement in insured or collateralized deposits to 75.5% as of June 30, 2023.

The net interest margin decreased 18 basis points from the prior quarter to 3.06%. The decline in net interest margin was principally related to the pace at which market deposit rates are rising as a result of intense market competition in relation to the repricing of the Company's loan portfolio. The total cost of deposits increased 49 basis points from the first quarter of 2023 to 2.26% in the second quarter of 2023.

Second quarter 2023 noninterest income as compared to the first quarter of 2023 benefited from increased servicing fee income offset by declines in deposit service charges and mortgage banking. SBA production and pipeline remains strong with the enhanced benefit of escalating servicing income now contributing over $800 thousand on an annualized basis. The Company’s Tri-Net business continues to remain disciplined awaiting a return to rational market pricing with limited originations and sales occurring in 2023.

Noninterest Expense and Operating Efficiency

Noninterest expense was $19.2 million for the second quarter of 2023, compared to $19.1 million in the first quarter of 2023. Second quarter noninterest expense included $122 thousand related to the anticipated changes in legislation for stock repurchase taxation. During the quarter, the Company identified approximately $3.0 million of annualized expense reductions with partial implementation in late June and the remainder anticipated throughout the second half of 2023.

The efficiency ratio was 66.61% for the quarter ended June 30, 2023 and 64.60% for the quarter ended March 31, 2023. Annualized noninterest expense as a percentage of average assets was 2.41% for the quarter ended June 30, 2023 which is a decrease of 4 basis points compared to the quarter ended March 31, 2023. Assets per employee increased to $8.3 million as of June 30, 2023 compared to $8.1 million in the previous quarter.

Asset Quality

Despite a decrease in end of period loans held for investment and unfunded commitments versus the first quarter of 2023, the Company recorded a nominal provision of $22 thousand during the second quarter due to the continued overall macroeconomic uncertainty. Net loan charge-offs in second quarter totaled $0.2 million or 0.03% annualized of average loans held for investment.

Past due loans improved to $3.6 million or 0.15% of total loans held for investment at June 30, 2023 compared to $8.5 million or 0.35% of total loans held for investment at March 31, 2023. The improvement was related to one relationship totaling $5.8 million which became current during the second quarter. Past dues include a $1.3 million relationship that is well secured and is in the process of being liquidated with no expected loss.

Non-performing assets to total loans held for investment and OREO were 0.48% at June 30, 2023 compared to 0.42% at March 31, 2023. Non-performing assets include two relationships totaling approximately $8.0 million which entered forbearance agreements and were brought current during the first quarter. The Company is optimistic these relationships will return to accrual status in the third quarter with recognition of full interest income not recognized while on nonaccrual.

The allowance for credit losses related to loans increased to 1.08% as of June 30, 2023 compared to 1.05% as of March 31, 2023. The allowance for credit losses related to unfunded commitments decreased to 0.43% of available balances as of June 30, 2023 from 0.47% at March 31, 2023.

Asset Quality Data:	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Annualized net charge-offs to average loans	0.03%	0.03%	0.03%	0.02%	0.00%
Criticized and classified loans to total loans	1.36%	1.76%	1.31%	1.79%	2.12%
Loans- past due to total end of period loans	0.15%	0.35%	0.50%	0.63%	0.12%
Loans-over 90 days past due to total period end loans	0.08%	0.05%	0.44%	0.27%	0.02%
Non-performing assets to total loans held for investment and OREO	0.48%	0.42%	0.46%	0.30%	0.11%
Allowance for credit losses on loans to non-performing loans	228%	249%	222%	333%	974%

Income Tax Expense

The Company’s second quarter effective income tax rate decreased slightly to 18.6% when compared to 19.4% in the prior quarter ended March 31, 2023 and compared to the rate of 19.6% for the quarter ended June 30, 2022. When compared to the six months ended June 30, 2022, the six months ended June 30, 2023 showed a decrease in the rate from 19.6% to 19.0%, in line with Company expectations for the remainder of the year.

Capital

The Company continues to be strongly capitalized with equity of $347.5 million and tangible equity of $302.1 million at June 30, 2023. At June 30, 2023, CapStar’s Leverage Ratio was 11.05%, Common Equity Tier I ratio was 12.40%, and its Total Risk-Based Capital ratio was 14.34%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation. As all investments are designated as available-for-sale, the Tangible Common Equity to Tangible Assets ratio of 9.64% is inclusive of all unrealized investment portfolio losses.

Book value per share of common stock as of June 30, 2023 was $16.64 while tangible book value per share of common stock was $14.47 as of June 30, 2023 compared to $16.57 and $14.43, respectively, for the quarter ended March 31, 2023. Excluding the impact of after-tax unrealized gain or loss within the available for sale investment portfolio, tangible book value per share of common stock for the quarter ended June 30, 2023 was $16.95 compared to $16.56 and $15.86 for the quarters ended March 31, 2023 and June 30, 2022, respectively.

Consolidated Capital ratios:	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Total risk-based capital	14.34%	13.98%	14.51%	14.59%	14.79%
Common equity tier 1 capital	12.40%	12.09%	12.61%	12.70%	12.87%
Leverage	11.05%	11.20%	11.40%	11.22%	11.10%
Tangible common equity to tangible assets *	9.64%	9.67%	10.03%	9.65%	10.19%

_____________________

*This metric is a non-GAAP financial measure. See Non-GAAP disclaimer in this earnings release and below for discussion and reconciliation to the most directly comparable GAAP financial measure.

As a component of the Company’s capital allocation strategy, $8.3 million was returned to shareholders in the second quarter of 2023 in the form of share repurchases and dividends. In total, 453,822 shares were repurchased at an average price of $13.36. The Board of Directors of the Company renewed a common stock share repurchase authorization of up to $20 million on May 25, 2023. The Plan will terminate on the earlier of the date on which the maximum authorized dollar amount of shares of common stock has been repurchased or January 31, 2024.

Liquidity

Liquidity sources remain strong at a total $1.5 billion as of June 30, 2023 compared to the March 31, 2023 total of $1.6 billion. Sources as of June 30, 2023 include cash and equivalents of $170.7 million, unpledged securities of $172.8 million, remaining borrowing capacity with the FHLB of $473.3 million, borrowing capacity with the Federal Reserve Discount Window of $314.8 million, the ability to issue an additional $137.1 million of brokered CDs based on internal limits, federal funds lines of $115.0 million, loans held-for-sale of $48.1 million and $55.0 million of additional funding capacity through the Federal Reserve’s Bank Term Funding Program.

Dividend

On July 19, 2023, the Board of Directors of the Company approved a quarterly dividend of $0.11 per common share payable on August 23, 2023 to shareholders of record of CapStar’s common stock as of the close of business on August 9, 2023.

Conference Call and Webcast Information

CapStar will host a conference call and webcast at 10:00 a.m. Central Time on Friday, July 21, 2023. During the call, management will review the second quarter results and operational highlights. Interested parties may listen to the call by registering here to access the live call, including for participants who plan to ask a question during the call. A simultaneous webcast may be accessed on CapStar’s website at ir.capstarbank.com by clicking on “News & Events.” An archived version of the webcast will be available in the same location shortly after the live call has ended.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income (unaudited) (dollars in thousands, except share data)

Second quarter 2023 Earnings Release

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Interest income:
Loans, including fees	$34,815	$23,775	$66,774	$44,141
Securities:
Taxable	2,025	1,922	3,976	3,677
Tax-exempt	308	319	622	644
Federal funds sold	68	14	123	24
Restricted equity securities	248	173	488	329
Interest-bearing deposits in financial institutions	1,823	286	3,087	458
Total interest income	39,287	26,489	75,070	49,273
Interest expense:
Interest-bearing deposits	4,474	638	7,420	1,074
Savings and money market accounts	3,254	467	6,513	797
Time deposits	7,363	454	12,936	938
Federal Home Loan Bank advances	1,231	96	1,623	96
Subordinated notes	394	394	788	788
Total interest expense	16,716	2,049	29,280	3,693
Net interest income	22,571	24,440	45,790	45,580
Provision for credit losses:
Provision for credit losses on loans	519	843	570	59
Provision for credit losses on available-for-sale securities	—	—	2,000	—
Provision for (recovery of) credit losses on unfunded commitments	(497)	—	(106)	—
Total provision for credit losses	22	843	2,464	59
Net interest income after provision for credit losses	22,549	23,597	43,326	45,521
Noninterest income:
Deposit service charges	1,264	1,182	2,632	2,324
Interchange and debit card transaction fees	1,060	1,336	2,098	2,558
Mortgage banking	955	1,705	2,248	3,671
Tri-Net	27	(73)	27	2,098
Wealth management	426	459	800	899
SBA lending	977	273	2,068	494
Net gain on sale of securities	—	—	5	0
Other noninterest income	1,503	994	2,609	2,921
Total noninterest income	6,212	5,876	12,487	14,965
Noninterest expense:
Salaries and employee benefits	10,533	9,209	20,874	19,478
Data processing and software	3,294	2,847	6,505	5,494
Occupancy	1,097	1,076	2,290	2,174
Equipment	674	783	1,496	1,492
Professional services	899	506	1,687	1,185
Regulatory fees	419	265	832	545
Amortization of intangibles	368	430	752	876
Other operating	1,888	1,959	3,790	3,566
Total noninterest expense	19,172	17,075	38,226	34,810
Income before income taxes	9,589	12,398	17,587	25,676
Income tax expense	1,785	2,426	3,337	5,031
Net income	$7,804	$9,972	$14,250	$20,645
Per share information:
Basic net income per share of common stock	$0.37	$0.45	$0.67	$0.93
Diluted net income per share of common stock	$0.37	$0.45	$0.67	$0.93
Weighted average shares outstanding:
Basic	21,065,115	22,022,109	21,311,691	22,109,737
Diluted	21,107,457	22,074,260	21,349,972	22,163,954

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Second quarter 2023 Earnings Release

	Five Quarter Comparison
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Income Statement Data:
Net interest income	$22,571	$23,219	$24,959	$25,553	$24,440
Provision for credit losses	22	2,442	1,548	867	843
Net interest income after provision for credit losses	22,549	20,777	23,411	24,686	23,597
Deposit service charges	1,264	1,368	1,206	1,251	1,182
Interchange and debit card transaction fees	1,060	1,038	1,250	1,245	1,336
Mortgage banking	955	1,293	637	765	1,705
Tri-Net	27	—	39	(2,059)	(73)
Wealth management	426	374	403	385	459
SBA lending	977	1,091	1,446	560	273
Net gain on sale of securities	—	5	1	7	—
Other noninterest income	1,503	1,106	1,303	1,118	994
Total noninterest income	6,212	6,275	6,285	3,272	5,876
Salaries and employee benefits	10,533	10,341	9,875	8,712	9,209
Data processing and software	3,294	3,211	2,797	2,861	2,847
Occupancy	1,097	1,193	1,032	1,092	1,076
Equipment	674	822	753	743	783
Professional services	899	788	522	468	506
Regulatory fees	419	413	266	269	265
Amortization of intangibles	368	384	399	415	430
Other noninterest expense	1,888	1,902	984	3,371	1,959
Total noninterest expense	19,172	19,054	16,628	17,931	17,075
Net income before income tax expense	9,589	7,998	13,068	10,027	12,398
Income tax expense	1,785	1,552	2,735	1,988	2,426
Net income	$7,804	$6,446	$10,333	$8,039	$9,972
Weighted average shares - basic	21,065,115	21,561,007	21,887,351	21,938,259	22,022,109
Weighted average shares - diluted	21,107,457	21,595,182	21,926,821	21,988,085	22,074,260
Net income per share, basic	$0.37	$0.30	$0.47	$0.37	$0.45
Net income per share, diluted	0.37	0.30	0.47	0.37	0.45
Balance Sheet Data (at period end):
Cash and cash equivalents	$170,709	$175,557	$135,305	$199,913	$113,825
Securities available-for-sale	373,262	391,547	396,416	401,345	437,420
Securities held-to-maturity	-	1,232	1,240	1,762	1,769
Loans held for sale	48,895	31,501	44,708	43,122	85,884
Loans held for investment	2,358,928	2,407,328	2,312,798	2,290,269	2,234,833
Allowance for credit losses on loans	(25,524)	(25,189)	(23,806)	(22,431)	(21,684)
Total assets	3,179,016	3,232,751	3,117,169	3,165,706	3,096,537
Non-interest-bearing deposits	414,828	463,243	512,076	628,846	717,167
Interest-bearing deposits	2,295,931	2,286,844	2,167,743	2,004,827	1,913,320
Federal Home Loan Bank advances and other borrowings	79,733	85,199	44,666	149,633	74,599
Total liabilities	2,831,551	2,878,840	2,762,987	2,818,341	2,738,802
Shareholders' equity	347,465	353,911	354,182	347,365	357,735
Total shares of common stock outstanding	20,884,492	21,361,614	21,714,380	21,931,624	21,934,554
Book value per share of common stock	$16.64	$16.57	$16.31	$15.84	$16.31
Tangible book value per share of common stock*	14.47	14.43	14.19	13.72	14.17
Tangible book value per share of common stock less after-tax unrealized available for sale investment losses*	16.95	16.56	16.57	16.16	15.86
Market value per share of common stock	12.27	15.15	17.66	18.53	19.62
Consolidated Capital ratios:
Total risk-based capital	14.34%	13.98%	14.51%	14.59%	14.79%
Tangible common equity to tangible assets*	9.64%	9.67%	10.03%	9.65%	10.19%
Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses*	11.11%	10.94%	11.52%	11.17%	11.27%
Common equity tier 1 capital	12.40%	12.09%	12.61%	12.70%	12.87%
Leverage	11.05%	11.20%	11.40%	11.22%	11.10%

_____________________

*This metric is a non-GAAP financial measure. See Non-GAAP disclaimer in this earnings release and below for discussion and reconciliation to the most directly comparable GAAP financial measure.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Second quarter 2023 Earnings Release

	Five Quarter Comparison
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Average Balance Sheet Data:
Cash and cash equivalents	$157,862	$153,464	$154,150	$154,543	$189,542
Investment securities	402,743	410,371	415,414	450,933	473,167
Loans held for sale	37,031	29,578	37,945	94,811	114,223
Loans held for investment	2,391,229	2,348,100	2,309,349	2,241,355	2,147,750
Assets	3,196,593	3,150,436	3,124,928	3,146,841	3,128,864
Interest bearing deposits	2,244,499	2,176,542	2,076,743	1,993,172	1,936,910
Deposits	2,678,337	2,691,108	2,662,954	2,659,268	2,664,615
Federal Home Loan Bank advances and other borrowings	126,397	62,585	74,812	88,584	70,516
Liabilities	2,846,824	2,797,442	2,776,902	2,782,703	2,767,714
Shareholders' equity	349,769	352,994	348,027	364,138	361,150
Performance Ratios:
Annualized return on average assets	0.98%	0.83%	1.31%	1.01%	1.28%
Annualized return on average equity	8.95%	7.41%	11.78%	8.76%	11.08%
Net interest margin (1)	3.06%	3.24%	3.44%	3.50%	3.41%
Annualized noninterest income to average assets	0.78%	0.81%	0.80%	0.41%	0.75%
Efficiency ratio	66.61%	64.60%	53.23%	62.21%	56.32%
Loans by Type (at period end):
Commercial and industrial	$518,136	$534,521	$496,347	$499,048	$510,987
Commercial real estate - owner occupied	275,712	276,515	246,109	235,519	241,461
Commercial real estate - non-owner occupied	802,574	840,755	803,611	832,156	786,610
Construction and development	230,859	209,556	229,972	198,869	205,573
Consumer real estate	429,517	425,649	402,615	386,628	357,849
Consumer	52,759	55,125	53,382	52,715	53,227
Other	49,371	65,207	80,762	85,334	79,126
Asset Quality Data:
Allowance for credit losses on loans to total loans	1.08%	1.05%	1.03%	0.98%	0.97%
Allowance for credit losses on loans to non-performing loans	228%	249%	222%	333%	974%
Nonaccrual loans	$11,216	$10,123	$10,714	$6,734	$2,225
Loans - over 90 days past due	1,815	1,182	10,222	6,096	494
Total non-performing loans	11,216	10,123	10,714	6,734	2,225
OREO and repossessed assets	11	—	—	165	165
Total non-performing assets	11,227	10,123	10,714	6,899	2,390
Non-performing loans to total loans held for investment	0.48%	0.42%	0.46%	0.29%	0.10%
Non-performing assets to total assets	0.35%	0.31%	0.34%	0.22%	0.08%
Non-performing assets to total loans held for investment and OREO	0.48%	0.42%	0.46%	0.30%	0.11%
Annualized net charge-offs to average loans	0.03%	0.03%	0.03%	0.02%	0.00%
Net charge-offs	$184	$165	$172	$120	$16
Interest Rates and Yields:
Loans	5.79%	5.49%	5.03%	4.62%	4.25%
Securities (1)	2.64%	2.52%	2.53%	2.29%	2.11%
Total interest-earning assets (1)	5.33%	4.99%	4.66%	4.17%	3.69%
Deposits	2.26%	1.77%	1.20%	0.62%	0.23%
Borrowings and repurchase agreements	5.16%	5.09%	4.22%	3.41%	2.79%
Total interest-bearing liabilities	2.83%	2.28%	1.63%	0.93%	0.41%
Other Information:
Full-time equivalent employees	381	401	397	387	391

_____________________

This information is preliminary and based on CapStar data available at the time of this earnings release.

(1)
Net Interest Margin, Securities yields, and Total interest-earning asset yields are calculated on a tax-equivalent basis.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

Second quarter 2023 Earnings Release

	For the Three Months Ended June 30,
	2023			2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans (1)	$2,391,229	$34,494	5.79%	$2,147,750	$22,755	4.25%
Loans held for sale	37,031	321	3.48%	114,223	1,020	3.58%
Securities:
Taxable investment securities (2)	349,701	2,273	2.60%	417,526	2,095	2.01%
Investment securities exempt from federal income tax (3)	53,042	308	2.94%	55,641	319	2.92%
Total securities	402,743	2,581	2.64%	473,167	2,414	2.11%
Cash balances in other banks	130,711	1,823	5.59%	144,533	286	0.80%
Funds sold	3,593	68	7.59%	7,950	14	0.70%
Total interest-earning assets	2,965,307	39,287	5.33%	2,887,623	26,489	3.69%
Noninterest-earning assets	231,286			241,241
Total assets	$3,196,593			$3,128,864
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$853,818	4,474	2.10%	$915,837	638	0.28%
Savings and money market deposits	597,860	3,254	2.18%	670,144	467	0.28%
Time deposits	792,821	7,363	3.73%	350,929	454	0.52%
Total interest-bearing deposits	2,244,499	15,091	2.70%	1,936,910	1,559	0.32%
Borrowings and repurchase agreements	126,397	1,625	5.16%	70,516	490	2.79%
Total interest-bearing liabilities	2,370,896	16,716	2.83%	2,007,426	2,049	0.41%
Noninterest-bearing deposits	433,838			727,705
Total funding sources	2,804,734			2,735,131
Noninterest-bearing liabilities	42,090			32,583
Shareholders’ equity	349,769			361,150
Total liabilities and shareholders’ equity	$3,196,593			$3,128,864
Net interest spread (4)			2.50%			3.28%
Net interest income/margin (5)		$22,571	3.06%		$24,440	3.41%

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(1)
Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)
Taxable investment securities include restricted equity securities.
(3)
Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)
Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)
Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Second quarter 2023 Earnings Release

	For the three months ended					For the six months ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Annualized pretax preprovision return on assets
Annualized return on assets (GAAP)	0.98%	0.83%	1.31%	1.01%	1.28%	0.91%	1.33%
Effect of income tax and provision expense	0.23%	0.51%	0.55%	0.36%	0.42%	0.36%	0.32%
Annualized pretax preprovision return on assets	1.21%	1.34%	1.86%	1.37%	1.70%	1.27%	1.65%

Annualized return on tangible common equity
Annualized return on equity (GAAP)	8.95%	7.41%	11.78%	8.76%	11.08%	8.18%	11.24%
Effect of goodwill and other intangibles	1.34%	1.10%	1.81%	1.29%	1.66%	1.22%	1.64%
Return on tangible common equity	10.29%	8.51%	13.59%	10.05%	12.74%	9.40%	12.88%

Tangible book value per share of common stock
Book value per share of common stock (GAAP)	$16.64	$16.57	$16.31	$15.84	$16.31	$16.64	$16.31
Effect of goodwill and other intangibles	(2.17)	(2.14)	(2.12)	(2.12)	(2.14)	(2.17)	(2.14)
Tangible book value per share of common stock	$14.47	$14.43	$14.19	$13.72	$14.17	$14.47	$14.17

Tangible book value per share of common stock less after-tax unrealized available for sale investment losses
Tangible book value per share of common stock	$14.47	$14.43	$14.19	$13.72	$14.17	$14.47	$14.17
Effect of after-tax unrealized losses	2.48	2.13	2.38	2.44	1.69	2.48	1.69
Tangible book value per share of common stock less after-tax unrealized available for sale investment losses	$16.95	$16.56	$16.57	$16.16	$15.86	$16.95	$15.86

Tangible common equity to tangible assets
Equity to Assets (GAAP)	10.93%	10.95%	11.36%	10.97%	11.55%	10.93%	11.55%
Effect of goodwill and other intangibles	(1.29)%	(1.28)%	(1.33)%	(1.32)%	(1.36)%	1.29%	1.36%
Tangible common equity to tangible assets	9.64%	9.67%	10.03%	9.65%	10.19%	9.64%	10.19%

Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses
Tangible common equity to tangible assets	9.64%	9.67%	10.03%	9.65%	10.19%	9.64%	10.19%
Effect of after-tax unrealized losses	1.47%	1.27%	1.49%	1.52%	1.08%	1.47%	1.08%
Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses	11.11%	10.94%	11.52%	11.17%	11.27%	11.11%	11.27%

Adjusted annualized noninterest expense as a percentage of average assets
Annualized noninterest expense as a percentage of average assets	2.41%	2.45%	2.11%	2.26%	2.19%	2.43%	2.23%
Effect of operational recoveries (losses)	0.00%	0.00%	0.09%	-0.28%	0.00%	0.00%	0.00%
Effect of the reversal of executive incentives	0.00%	0.00%	0.00%	0.10%	0.00%	0.00%	0.00%
Adjusted annualized noninterest expense as a percentage of average assets	2.41%	2.45%	2.20%	2.08%	2.19%	2.43%	2.23%

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service. As of June 30, 2023, on a consolidated basis, CapStar had total assets of $3.2 billion, total loans of $2.4 billion, total deposits of $2.7 billion, and shareholders’ equity of $347.5 million. Visit www.capstarbank.com for more information.

NON-GAAP MEASURES

Certain releases may include financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information may include certain operating performance measures, which exclude charges that are not considered part of recurring operations. Such measures may include: “Annualized pre-tax pre-provision return on assets”, “Annualized return on tangible common equity”, “Tangible book value per share of common stock,” “Tangible book value per share of common stock less after-tax unrealized losses”, “Tangible common equity to tangible assets”, “Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses”, “Adjusted annualized noninterest expense as a percentage of average assets”, or other measures.

Management may include these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation.

FORWARD-LOOKING STATEMENTS

This investor presentation contains forward-looking statements, as defined by federal securities laws, including statements about CapStar Financial Holdings, Inc. (“CapStar”) and its financial outlook and business environment. All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements“ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955. The words “expect“, “anticipate”, “intend”, “may”, “should”, “plan”, “believe”, “seek“, “estimate“ and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (I) deterioration in the financial condition of borrowers of the Company and its subsidiaries, resulting in significant increases in loan losses and provisions for those losses; (II) the ability to grow and retain low-cost, core deposits and retain large, uninsured deposits, including during times when the Company is seeking to lower rates it pays on deposits; (III) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on the Company’s results, including as a result of compression to net interest margin; (IV) fluctuations or differences in interest rates on loans or deposits from those that the Company is modeling or anticipating, including as a result of the Company’s inability to better match deposit rates with the changes in the short term rate environment, or that affect the yield curve; (V) difficulties and delays in integrating required businesses or fully realizing cost savings or other benefits from acquisitions; (VI) the Company‘s ability to profitably grow its business and successfully execute on its business plans; (VII) any matter that would cause the Company to conclude that there was impairment of any asset, including goodwill or other intangible assets; (VIII) the vulnerability of the Company’s network and online banking portals, and the systems of customers or parties with whom the Company contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (IX) the availability of and access to capital; and (X) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC. The Company disclaims any obligation to update or revise any forward-looking statements contained in this press release (we speak only as of the date hereof ), whether as a result of new information, future events, or otherwise.